Exhibit 32
Certification Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code) (the “Act”) and Rule 13a-14(b) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), each of the undersigned, Randall D. Stilley, President and Chief Executive Officer of Hercules Offshore, Inc., a Delaware corporation (the “Company”), and Lisa W. Rodriguez, the Senior Vice President and Chief Financial Officer of the Company, hereby certify that, to his and her knowledge:
(1) the Company’s Annual Report on Form 10-K for the period ended December 31, 2007 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2) information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Dated: February 25, 2008

/s/ Randall D. Stilley
Randall D. Stilley
President and Chief Executive Officer

/s/ Lisa W. Rodriguez
Lisa W. Rodriguez
Senior Vice President and Chief Financial Officer
The foregoing certification is being furnished solely pursuant to Section 906 of the Act and Rule 13a-14(b) promulgated under the Exchange Act and is not being filed as part of the Report or as a separate disclosure document.